Exhibit 10.54

PROMISSORY NOTE

Evidencing amounts up to: $800,000.00	Made and delivered on and at the following: , 2009 Ames, Iowa

FOR VALUE RECEIVED, the undersigned (the “Company”) promises to pay to the order of IOWA STATE UNIVERSITY RESEARCH PARK (the “Holder”) 2711 S. Loop Drive, Building 4, Suite 4050, Ames, Iowa 50010 the principal sum of EIGHT HUNDRED THOUSAND AND NO/100 DOLLARS ($800,000.00), or so much thereof as has been advanced hereunder as noted on the amortization schedule to be attached hereto, with interest thereon from the date of the first advance of funds hereunder as provided below until payment hereof in full as follows, and in accordance with the terms and conditions set forth herein:

l.                                          Purpose of Note.  This Promissory Note (“Note”) evidences amounts due and owing for certain tenant improvements made to Suite 5100 of Building 5 in the Iowa State University Research Park, Ames, Iowa (the “Leased Premises”).  The obligations evidenced under this Note are separate from the rent obligations of the Company under that certain lease dated September 30, 2009 for the Leased Premises between the Holder and the undersigned (the “Lease”) and shall not be deemed to constitute “additional rent” thereunder.

2.                                       Interest Rate and Interest and Principal Payments.  Interest only at the rate of 3.0% per annum on the principal balance of this Note outstanding from time to time, payable beginning the first day of the month following the date of the first advance hereunder, and continuing on the first day of each month thereafter until the first day of the month subsequent to the date of the final completion (the “Completion Date”) by the undersigned of its tenant improvements at the Leased Premises.  Thereafter, commencing on the first day of the second month after the Completion Date, monthly payments in an amount sufficient to amortize the outstanding principal balance of this Note as of the Completion Date, including interest at the rate of 3.0% per annum, by the first day of the month which is eight years after the Completion Date (the “Maturity Date”), with such monthly payments continuing on the first day of each month thereafter until the first day of the month five years after the Completion Date (the “Reamortization Date”); and thereafter, commencing on the first day of the month after the Reamortization Date, monthly payments in an amount sufficient to amortize the remaining principal balance of this Note as of the Reamortizreamoation Date, including interest at the rate of 5.0% per annum, by the Maturity Date, at which time all unpaid principal and interest shall be due and payable in full.

Each payment made on this Note shall be first applied in payment of interest due on the unpaid principal and the remainder in reduction of the principal.

3.                                       Collateral and Security.  Unused.

4.                                       Mandatory and Optional Prepayment.

(i)                                     Company shall prepay, without penalty or premium, all obligations due and owing hereunder, immediately upon any consensual early termination of the Lease.

(ii)                                  Company may prepay Company’s obligations hereunder at any time, in whole or in part, without penalty or premium.  Prepayment amounts shall be applied first to payment of any reimbursable costs or expenses, then to interest on the unpaid principal balance through the date of prepayment, and then to the payment of principal.

(iii)                               Any prepayments shall not reduce the amount of any amortized monthly or other scheduled payments due under this Note until such time as the principal balance has been paid in full.  Company agrees not to send Holder payments marked “paid in full,” “without recourse”, or similar language.  If Company sends such a payment, Holder may accept it without losing any of his rights under this Note, and Company will remain obligated to pay any further amount owed to Holder.

5.                                       Events of Default / Acceleration and Remedies.  Any of the following shall constitute an “Event of Default,” in which ease all amounts payable hereunder shall automatically, or at the option of Holder (as provided herein), become immediately due and payable:

(i)                                     The failure of Company to pay any payment due under this Note when due; or

(ii)                                  Company fails to perform or observe any material term, covenant, or agreement or breach any material representation or warranty contained herein or in the Lease and such failure, to the extent it is capable of cure, is not remedied or corrected within fifteen (15) calendar days after written notice thereof shall have been received by Company.

(iii)                               Default by Company shall occur with respect to any agreement, obligation, or indebtedness of Company to its primary institutional lender and such default shall continue for more than a period of grace, if any, specified therein and shall have a material adverse effect on the ability of Company, in the reasonable judgment of Holder, to perform hereunder.

(iv)                              Company applies for, consents to, or acquiesces in the appointment of a trustee, receiver or other custodian for Company or any property thereof, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for Company or for a substantial part of the property of either of them and is not discharged within sixty (60) days; or a case under any proceeding under bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is commenced in respect of Company, and if such case or proceeding is not commenced by Company, it is consented to or acquiesced in by Company, or remains undismissed for sixty (60) days; or Company takes any action to authorize, or in furtherance of, any of the foregoing.

Upon the occurrence of and during the continuance of an Event of Default, other than an Event of Default specified in Section 5(iv), Holder may declare the entire remaining indebtedness of Company to Holder hereunder and the Note to be forthwith due and payable, both as to principal and interest, without presentment, demand, protest or other notice of any kind to Company, all of which are expressly waived, anything contained herein or in any other agreement, document or instrument to be issued or contemplated hereunder to the contrary notwithstanding.  Upon the occurrence of an Event of Default specified in Section 5(iv) there shall be an automatic acceleration of all obligations of Company to Holder with the same force and effect as a declaration by Holder as above provided.

6.                                       Waiver of Defaults.  Holder may, by written notice to Company, at any time and from time to time, waive in whole or in part, absolutely or conditionally, any Event of Default which shall have occurred hereunder.  Any such waiver shall be for such period and subject to such conditions or limitations as shall be specified in any such notice, In the case of any such waiver, the rights and obligations of Company and Holder under the Note shall be otherwise unaffected, and any Event of Default so waived shall be deemed to be cured and not continuing to the extent and on the conditions or limitations set forth in such waiver, but no such waiver shall extend to any subsequent or other Event of Default, or impair any right, remedy or power consequent upon any such other Event of Default.

7.                                       Default Interest Rate.  Payments of the principal and interest not made when due (whether prior to or upon demand, by reason of default, upon acceleration or otherwise), shall accrue interest at the rate of eight percent (8%) per annum, or at the highest rate allowable under applicable law, whichever is less, from the date due of such payment until paid.

8.                                       Attorneys’ Fees and Costs.  Company agrees to pay all reasonable attorneys’ fees and all costs and expenses, including court costs, incurred by Holder in connection with any efforts to collect, enforce or otherwise protect or realize upon the Note.

9.                                       Miscellaneous Provisions.  This Note shall be governed by, and shall he construed and enforced in accordance with, the laws of the State of Iowa.  The parties hereby submit to the exclusive jurisdiction of the Iowa District Court for Story County in any action or proceeding arising out of or relating to this Note or any agreement, document, or instrument contemplated hereby and each party hereby agrees that all claims and counterclaims in respect of such action or proceeding may be heard and determined in any such court.  The parties irrevocably waive any objection, including without limitation any objection to laying of venue or based on ground of forum non-conveniens, which it may now or hereafter have to the bringing of any action or proceeding in such respective jurisdiction.  Each of the parties consents to the service of any and all process in any such action or proceeding by said party sending or delivering a copy of the process to the party to be served at the address in the manner provided for the giving of notice herein.

In the event any provision of this Note is hold to be invalid, illegal or unenforceable, in whole or in part, the remaining provisions of this Note shall not be affected thereby and shall continue to be valid and enforceable.  In the event any provision of this Note is held to be invalid, illegal or enforceable as written, but valid, legal and enforceable if modified, then such provisions shall he deemed to be amended to such extent as shall be necessary for such provision to be valid, legal and enforceable and it shall be enforced to that extent.

The remedies provided for in this Note and any other documents and instruments contemplated hereby are cumulative and not exclusive to any remedies that may be available to Holder or any subsequent holder at law or equity or otherwise.

Company waives presentation, demand, protest, notice of protest or other notice of dishonor.  No amendment, modification, supplement, termination or waiver of or to any provisions of this Promissory Note or any agreement, document or instrument contemplated hereby, or consent to any departure therefrom, shall be effective unless the same shall be in writing and signed by or on behalf of the appropriate parties to this Note or to any other particular agreement, document or instrument in question, as the case may be.  Any amendment, modification or supplement of or any provision of this Note or any agreement, document or instrument contemplated hereby, any waiver of any prevision of this Note, or of any agreement, document or instrument contemplated hereby, and any consent to any departure from the terms of any provision of this Note or of any agreement, document or instrument contemplated hereby, shall be effective only in the specific instance and for the specific purpose for which any of the foregoing is made or given.

IMPORTANT:  READ BEFORE SIGNING.  THE TERMS OF THIS NOTE SHOULD BE READ, CAREFULLY BECAUSE ONLY THOSE TERMS IN THE WRITING ARE ENFORCEABLE.  NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS NOTE MAY BE

LEGALLY ENFORCED.  YOU MAY CHANGE THE TERMS OF THIS NOTE ONLY BY ANOTHER WRITTEN AGREEMENT.

Company acknowledges the receipt of a copy of this fully executed Promissory Note at the time of the execution hereof and copies of all other documents executed by them in connection herewith.

NEWLINK GENETICS CORPORATION

Address:	2500 North Loop Drive	By:	/s/ /Gordon Link
	Ames, Iowa 50010	Name:	Gordon Link
Phone;	515-296-8030	Title:	CFO